Exhibit 10.1

DC-2000 KUBACH ROAD, LP

LIMITED PARTNERSHIP AGREEMENT

November 13, 2012

LIMITED PARTNERSHIP AGREEMENT

of

DC-2000 KUBACH ROAD, LP

AGREEMENT OF LIMITED PARTNERSHIP of DC-2000 KUBACH ROAD, LP (the “Partnership”), by and among DC-2000 Kubach Road, LLC, a Delaware limited liability company (“DC-2000 GP”) having an office at 4211 West Boy Scout Blvd., Suite 500, Tampa, Florida 33607, and Carter/Validus Operating Partnership, LP, a Delaware limited partnership (“CVOP”) and PAL DC Philadelphia, LLLP, a Delaware limited liability limited partnership (the “Investing Limited Partner”).

RECITALS

WHEREAS, DC-2000 GP hereby forms the Partnership to acquire, own, manage and ultimately dispose of the Property (as defined below);

WHEREAS, DC-2000 GP, CVOP and the Investing Limited Partner are entering into this Limited Partnership Agreement of the Partnership (the “Agreement”) to set forth their relative rights and obligations with respect to the Partnership;

WHEREAS, as provided in Article IV of this Agreement, DC-2000 GP, the Investing Limited Partner and CVOP are each making contributions to the capital of the Partner in exchange for Interests (as defined below) in the Partnership;

WHEREAS, the Partnership has obtained, or will obtain, the Loan (as defined below) from the Lender (as defined below) as an additional source of funds to be used in connection with the Partnership’s business; and

WHEREAS, the Partnership will use the proceeds of the capital contributions and the Loan to acquire the Property and to pay certain expenses incurred in connection with the formation of the Partnership and the acquisition of the Property.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Whenever used in this Agreement, the following terms shall have the meanings respectively assigned to them in this Article I, unless otherwise expressly provided herein or unless the context otherwise requires:

“Act” means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.), as amended from time to time.

“Additional Funds” has the meaning set forth in Section 6.9(a).

“Additional Funds Capital” has the meaning set forth in Section 6.9(a).

“Additional Funds Notice” has the meaning set forth in Section 6.9(a).

“Additional Limited Partner” means a Person admitted to this Partnership as a Limited Partner pursuant to and in accordance with this Agreement.

“Adjusted Capital Account Deficit” With respect to each Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the applicable Fiscal Year or other period, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provisions of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(b) Debit to such Capital Account the items described in paragraphs (4), (5) and (6) of Section 1.704-1(b)(2)(ii)(d) of the Regulations.

“Affiliate” of another Person means (a) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; (d) any officer, director, member or partner of such other Person; and (e) if such other Person is an officer, director, member or partner in a company, the company for which such Person acts in any such capacity.

“Agreement” means this Limited Partnership Agreement of DC-2000 Kubach Road, LP as amended from time to time.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

“Basic Documents” means that certain Open-End Mortgage, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing, (the “Mortgage”) given by the Partnership (as borrower) for the benefit of the Lender; that certain Promissory Note made by the Partnership payable to the order of Lender; the Loan Agreement by and between the Partnership and Lender; the Cash Management Agreement by and between the Partnership, Lender and Wells Fargo Bank, National Association; the Consent and Agreement of Manager and Subordination of Management Agreement made by Carter Validus Real Estate Management Services, LLC to Lender and consented to by Partnership; the Environmental Indemnity Agreement made by the Partnership, and CVOP in favor of Lender; the Clearing Account Agreement among the Partnership, Lender and KeyBank; the Guaranty of Recourse of Recourse Obligations; the Deposit Account Agreement; any other Loan Documents (as defined in the Loan Agreement); and all documents and such other agreements, guarantees, indemnities, documents, instruments, certificates or papers contemplated thereby or delivered in connection therewith required by Lender (or any successors or assigns of Lender or in furtherance of the foregoing) and/or amendments to any of the foregoing.

“Business Day” means any day when the New York Stock Exchange is open for trading.

“Capital Account” A capital account maintained for each Partner in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Regulations. Subject to the foregoing, a Partner’s Capital Account generally will be:

(a) increased by (i) the amount of money contributed by such Partner to the Partnership, including Partnership liabilities assumed by such Partner, (ii) the fair market value (as determined by the Partners) of property contributed by such Partner to the Partnership (net of liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to such Partner of Net Profits (and items thereof) and items of income and gain that are specially allocated to such Partner pursuant to Section 5.5; and

(b) decreased by (i) the amount of money distributed to such Partner by the Partnership, including such Partner’s individual liabilities assumed by the Partnership, (ii) the fair market value (as determined by the Partners) of all property distributed to such Partner by the Partnership (net of liabilities secured by such property that such Partner is considered to assume or take subject to under Section 752 of the Code), and (iii) allocations to such Partner of Net Losses (and items thereof) and items of deduction or loss specially allocated to such Partner pursuant to Section 5.5.

Upon the transfer of an Interest in the Partnership, the transferee will succeed to the Capital Account of the transferor with respect to the transferred Interest unless such transfer results in a termination of the Partnership pursuant to Section 708 of the Code.

“Capital Contribution” means the amount in cash contributed by each Partner (or such Partner’s original predecessor in interest) to the capital of the Partnership for its Interest.

“Capital Transaction” means any of (i) a transaction where any debt or liability to which the Property is subject is refinanced; (ii) a sale or exchange of all or a part of the Property outside of the ordinary course of the business of the Partnership, or (iii) the condemnation or casualty of all or any part of any Property.

“Capital Transaction Proceeds” means proceeds received by the Partnership as a result of a Capital Transaction decreased by the amount of such proceeds applied to (i) pay all debts and liabilities of the Partnership that are required to be repaid as a result of such Capital Transaction and any debts and liabilities which the General Partner elects to cause the Partnership to pay with such proceeds; (ii) the costs and expenses of the Capital Transaction; and (iii) the establishment or increase of reasonable reserves.

“Carter REIT” means Carter Validus Mission Critical REIT, Inc., a Maryland corporation.

“Cash Flow” means the excess of cash revenues actually received by the Partnership in respect of Partnership operations for any period, and the amount of any reduction in reserves of the Partnership, over Operating Expenses for such period and amount reasonably set aside as reserves during such period. Cash Flow does not include Capital Transaction Proceeds.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on October 16, 2012, as amended or restated from time to time.

“Change in Control” means, with respect to a proposed Transfer of an interest in the Investing Limited Partner, any Transfer where Robert Hurst and/or Alex Hurst no longer directly or indirectly control the day to day business and affairs of the Investing Limited Partner.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code means that provision in the Code at the date hereof and any succeeding provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“CVOP Partner” means DC-2000 GP, CVOP and any permitted successor or assign of DC-2000 GP and/or CVOP.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis. If the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation is to be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Fiscal Year” means the Partnership’s fiscal year, which is the calendar year.

“General Partner” means DC-2000 GP, any successor entity that becomes the general partner of the Partnership pursuant to this Agreement.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value (as determined by the Partners) of such asset;

(b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as determined by the General Partner as of the following times: (i) the acquisition of an additional Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an Interest; and (iii) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, provided that an adjustment described in clauses (i) and (ii) of this paragraph shall be made only if the General Partner reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Partners in the Partnership;

(c) The Gross Asset Value of any item of Partnership assets distributed to any Partner shall be adjusted to equal the gross fair market value (taking Section 7701(g) of the Code into account) of such asset on the date of distribution as determined by the General Partner; and

(d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations and subparagraph (f) of the definition of “Net Profits and Net Losses”; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Profits and Net Losses.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of his or her status as (A) the General Partner, (B) a Limited Partner or (C) a director, officer, employee or agent of the Partnership, a Limited Partner or the General Partner, and (ii) such other Persons (including Affiliates of the Partners or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its reasonable discretion.

“Initial Return Multiple” means 1.17.

“Interest” means the limited partnership interest of each Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits, including economic and voting benefits, to which such Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Partner to comply with all the provisions of this Agreement and of the Act.

“Investing Limited Partner” means PAL DC Philadelphia, LLP, a Delaware limited liability partnership, including its successors and assigns.

“IRS” means the Internal Revenue Service.

“Lender” means German American Capital Corporation, a Maryland corporation (including its successors and assigns).

“Limited Partner” means CVOP or the Investing Limited Partner, each as a limited partner of the Partnership, and includes any Person admitted as an additional or substitute limited partner of the Partnership pursuant to the provisions of this Agreement, each in its capacity as a limited partner of the Partnership.

“Loan” means that certain loan made by the Lender to the Partnership in the original principal amount of approximately $34,000,000.00.

“Loan Agreement” means that certain Loan Agreement dated November     , 2012, by and between the Partnership and Lender.

“Lockout Period” means the period commencing on the date of the closing of the Loan and ending upon the earlier of (i) twenty-four (24) months following the date on which the Loan is securitized (as such date is determined under the applicable documents evidencing the Loan) or (ii) thirty-six months after the date of the closing of the Loan.

“Material Action” shall mean to consolidate or merge the Partnership with or into any Person, or sell all or substantially all of the assets of the Partnership, or to institute proceedings to have the Partnership be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Partnership or file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization or relief with respect to the Partnership under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or a substantial part of its property, or make any assignment for the benefit of creditors of the Partnership, or admit in writing the Partnership’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Partnership.

“Net Profits” and “Net Losses” For each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss, respectively, for such year or period, determined in accordance with Section 703(a) of the Code (and for this purpose, all items of income, gain, loss, or reduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

(b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c) In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Net Profits or Net Losses;

(d) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

(f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations, to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

(g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 5.5 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Non-Electing Contribution” As defined in Section 6.9(d).

“Nonrecourse Deductions” As defined in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.

“Nonrecourse Liability” As defined in Section 1.704-2(b)(3) of the Regulations.

“Operating Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, and (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expense of the General Partner, which expenses, the Limited Partners have agreed, are expenses of the Partnership and not the General Partner.

“Partially Adjusted Capital Account” As defined in Section 5.2(d).

“Partner” means the General Partner and each Limited Partner.

“Partner Minimum Gain” means “partner minimum gain,” as defined in Section 1.704-2(g) of the Regulations.

“Partner Nonrecourse Deductions” means “partner nonrecourse deductions,” as defined in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

“Partnership” means DC-2000 Kubach Road, LP, a Delaware limited partnership.

“Partnership Minimum Gain” means “partnership minimum gain,” as defined in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

“Percentage Interest” means, with respect to a Partner, the percentage of such Partner as set forth on Exhibit A hereto.

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity.

“Property” means that certain real property located in Philadelphia, Pennsylvania and commonly known as the “Vanguard Data Center” and all improvements now or hereafter constructed thereon.

“Property Manager” means Carter Validus Real Estate Management Services, LLC, together with any successor property manager appointed pursuant to the terms of this Agreement.

“Rating Agency” has the meaning assigned to that term in the Basic Documents.

“Rating Agency Condition” means (i) with respect to any action taken at any time before the Loan evidenced and secured by the Basic Documents has been sold or assigned to a securitization trust, that the Lender thereunder has consented in writing to such action, and (ii) with respect to any action taken at any time after such Loan has been sold or assigned to a securitization trust, that each Rating Agency shall have notified the Partnership in writing that such action will not result in a reduction or withdrawal, downgrade or qualification of the then current rating by such Rating Agency of the Loan or any pool of the loans of which the Loan forms a part, or any of securities issued by such securitization trust.

“Regulations” The federal income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“REIT” means a real estate investment trust under Sections 856 through 860, inclusive, of the Code.

“Return Multiple” for the first thirteen (13) months following the date of this Agreement, means the Initial Return Multiple. Thereafter, the Return Multiple for a relevant month shall be calculated by adding 0.03 to the Return Multiple applicable for the immediately preceding month. For the avoidance of doubt, the Return Multiple for the first thirteen (13)

months following the date of this Agreement shall be 1.17 (i.e., the Initial Return Multiple). For the fourteenth (14th) month following the date of this Agreement, the Return Multiple shall be 1.20 (i.e., the Return Multiple for the thirteenth month (1.17) plus 0.03). Applying these principles, the Return Multiple for the fifteenth (15th) month shall be 1.23, the Return Multiple for the sixteenth (16th) month shall be 1.26, and so on.

“Securities Acts” means the Securities Act of 1933, as amended, and the Securities Act of 1934, as amended.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.

“Transfer” means to offer, sell, assign, hypothecate, pledge or otherwise transfer an Interest.

ARTICLE II

FORMATION OF THE PARTNERSHIP

Section 2.1 FORMATION. The Partnership is hereby formed as a Delaware limited partnership by the filing of the Certificate of Limited Partnership with the Secretary of State of Delaware in accordance with the provisions of the Act and the execution of this Agreement by the Limited Partners. CVOP and the Investing Limited Partner are each hereby admitted as limited partners of the Partnership upon their execution of this Agreement. The General Partner shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in any other jurisdiction in which the Partnership may wish to conduct business.

Section 2.2 NAME. The name of the Partnership is DC-2000 Kubach Road, LP.

Section 2.3 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership is 4211 West Boy Scout Boulevard, Suite 500, Tampa, Florida 33607. The General Partner may at any time change the location of such place of business, provided the General Partner gives notice to the other Limited Partners and Lender of any such change.

Section 2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Partnership’s initial registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Partnership’s initial registered agent is Corporation Service Company. The registered office and registered agent may be changed from time to time pursuant to the Act and the applicable rules promulgated thereunder.

Section 2.5 TERM. The term of the Partnership commenced on the date the Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware and shall continue until the Partnership is dissolved and its affairs wound up in accordance with the provisions of this Agreement and until the cancellation of the Certificate of Limited Partnership in the manner required by Section 17 of the Act. The existence of the Partnership as a separate legal entity shall continue until cancellation of the Certificate of Limited Partnership as provided in the Act

ARTICLE III

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business of the Partnership is to acquire, own, manage, lease and sell, exchange or otherwise dispose of the Property (or portions thereof), and otherwise deal with the Property for the benefit of the Partnership and any business that may lawfully be conducted by a limited partnership organized pursuant to the Act in connection with the foregoing. Notwithstanding the foregoing, the business of the Partnership shall be subject to the limitations imposed by Section 6.13. To consummate the foregoing and to carry out the obligations of the Partnership in connection therewith or incidental thereto, the General Partner has the authority, in accordance with and subject only to the specific limitations set forth elsewhere in this Agreement, including without limitation Section 6.2, to make, enter into, perform and carry out any arrangements, contracts or agreements of every kind for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, limited liability company, firm, trustee, syndicate, individual or any political or governmental division, subdivision or agency, domestic or foreign, and generally to make and perform agreements and contracts of every kind and description and to do any and all things necessary or incidental to the foregoing for the protection and enhancement of the assets of the Partnership.

The Partnership is hereby authorized to execute, deliver and perform, and the General Partner on behalf of the Partnership is hereby authorized to execute and deliver, the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto that are required by Lender to be delivered at the Closing of the Loan, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement; provided, however, any subsequent amendment or modifications to such documents after the initial funding of the Loan shall require the consent of the Investing Limited Partner. The foregoing authorization shall not be deemed a restriction on the powers of the General Partner to enter into other agreements on behalf of the Partnership.

ARTICLE IV

CAPITAL CONTRIBUTION

Section 4.1 DC-2000 GP AND CVOP. As of the date hereof, DC-2000 GP and CVOP each has contributed the amount of cash identified on Exhibit A, attached hereto, to the capital of the Partnership.

Section 4.2 INVESTING LIMITED PARTNER. As of the date hereof, the Investing Limited Partner has contributed the amount of cash identified on Exhibit A, attached hereto, to the capital of the Partnership.

Section 4.3 [INTENTIONALLY OMITTED.]

Section 4.4 ADDITIONAL CAPITAL CONTRIBUTIONS. The Limited Partners shall have no preemptive or other right or obligation to make any additional Capital Contributions or loans to the Partnership. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds for any Partnership purpose, the General Partner may cause the Partnership to obtain such funds as set forth in Section 6.9 (subject to the limitations imposed by Section 6.2 and Article XIV).

Section 4.5 INTEREST. No interest shall be paid on the Capital Contribution of any Limited Partner.

Section 4.6 RETURN OF CAPITAL. Except as expressly provided in this Agreement, no Limited Partner shall be entitled to demand or receive the return of his Capital Contribution.

Section 4.7 OUTSTANDING INTEREST; PERCENTAGE INTEREST. If Percentage Interest of a Partner increases or decreases during a taxable year, the General Partner shall revise Exhibit A as appropriate to reflect the applicable Percentage Interest owned by each Partner.

ARTICLE V

PROFITS, LOSSES AND ACCOUNTING

Section 5.1 ALLOCATION OF NET PROFITS AND NET LOSSES FROM OPERATIONS. The Partnership’s Net Profit and Net Loss attributable to each Fiscal Year shall be determined as though the books of the Partnership were closed as of the end of such Fiscal Year. The rules of this Section 5.1 shall apply except as provided in Section 5.4. All Net Profit, Net Loss and any tax credits incurred or accrued by the Partnership, other than those arising from a Capital Transaction, shall be allocated to the Partners in the following manner:

(a) Profits.

(i) First, to the Partners, in proportion to and in an amount equal to the Net Losses allocated to the Partners pursuant to Section 5.1(b)(vii), taking into account all prior allocations of Net Profits pursuant to this Section 5.1(a)(i);

(ii) Second, to the Investing Limited Partner, in an amount equal to the Net Losses allocated to the Investing Limited Partner pursuant to Section 5.1(b)(vi), taking into account all prior allocations of Net Profits pursuant to this Section 5.1(a)(ii);

(iii) Third, to DC-2000 GP, in an amount equal to the Net Losses allocated to DC-2000 GP pursuant to Section 5.1(b)(v), taking into account all prior allocations of Net Profits pursuant to this Section 5.1(a)(iii);

(iv) Third, to CVOP, in an amount equal to the Net Losses allocated to CVOP pursuant to Section 5.1(b)(iv), taking into account all prior allocations of Net Profits pursuant to this Section 5.1(a)(iv);

(v) Fourth, to CVOP, in an amount equal to the cumulative distributions it has received pursuant to Section 8.1(a), taking into account all prior allocations of Net Profits pursuant to this Section 5.1(a)(v);

(vi) Fifth, to the Investing Limited Partner, in an amount equal to the cumulative distributions it has received pursuant to Section 8.1(b) that are not treated as a return of its Capital Contributions, taking into account all prior allocations of Net Profits pursuant to this Section 5.1(a)(vi); and

(vii) Thereafter, to CVOP.

(b) Losses.

(i) First, to CVOP in an amount equal to the Net Profits allocated to CVOP pursuant to Section 5.1(a)(vii), taking into account all prior allocations of Net Profits pursuant to this Section 5.1(b)(i);

(ii) Second, to the Investing Limited Partner in an amount equal to the Net Profits allocated to the Investing Limited Partner pursuant to Section 5.1(a)(vi), taking into account all prior allocations of Net Profits pursuant to this Section 5.1(b)(ii);

(iii) Third, to CVOP in an amount equal to the Net Profits allocated to CVOP pursuant to Section 5.1(a)(v), taking into account all prior allocations of Net Profits pursuant to this Section 5.1(b)(iii);

(iv) Fourth, to CVOP until its Capital Account has been reduced to zero;

(v) Fifth, to DC-2000 GP until its Capital Account has reduced to zero;

(vi) Sixth, to the Investing Limited Partner until its Capital Account has been reduced to zero; and

(vii) Thereafter, to the Partners, pro rata in accordance with their respective Percentage Interests.

Section 5.2 ALLOCATION OF NET PROFITS AND NET LOSSES FROM CAPITAL TRANSACTIONS. The Partnership’s Net Profit and Net Loss attributable to a Capital Transaction in any Fiscal Year shall be allocated in accordance with this Section 5.2. The rules of this Section 5.2 shall apply except as provided in Section 5.5.

(a) After all allocations have been made pursuant to Section 5.5, items comprising Net Profit or Net Loss attributable to a Capital Transaction shall be allocated so as to make, as nearly as possible, each Partner’s Capital Account balance equal to the result (be it positive, negative or zero) of subtracting (i) the sum of (x) such Partner’s share of Partnership Minimum Gain and (y) such Partner’s share of Partner Minimum Gain, from (ii) such Partner’s Target Amount (as defined below) at the end of the Fiscal Year in which the Capital Transaction occurred (the “Target Capital Account”).

(b) Except to the extent otherwise required by applicable law: (i) in applying subsection (a), to the extent possible each item comprising Net Profit or Net Loss attributable to a Capital Transaction shall be allocated among the Partners in the same proportions as each other such item; and (ii) to the extent necessary to produce the result prescribed by subsection (a), items of income and gain shall be allocated separately from items of loss and deduction, in which event the proportions applicable to items of income and gain shall (to the extent permitted by law) be applicable to items of credit.

(c) For these purposes, the “Target Amount” of a Partner at the end of any relevant Fiscal Year means the amount which such Partner would then be entitled to receive if, immediately following such Fiscal Year: (i) all of the assets of the Partnership were sold for cash equal to their respective Gross Asset Values (or in the case of assets subject to a Nonrecourse Liability or a “partner nonrecourse debt liability” as defined in Section 1.704-2 of the Regulations, the amount of such liabilities if greater than the aggregate book values of such assets); and (ii) the proceeds of such sale were applied to pay all debts of the Partnership with the balance distributed as provided in Section 8.2 provided, however, that if the sale described in clause (i) would not generate proceeds sufficient to pay all debts of the Partnership, the Partners shall be considered entitled in the aggregate to receive, pursuant to Section 8.2, a negative amount equal to the excess of such debts over such proceeds.

(d) (i) If the Partnership has Net Profits from a Capital Transaction (determined prior to giving effect to this Section 5.2(d)), each Partner whose Capital Account, prior to taking into account Sections 5.2(a) and 5.2(b) (“Partially Adjusted Capital Account”), is greater than its Target Capital Account for such Fiscal year shall be specially allocated items of Partnership expenses or loss for such Fiscal Year equal to the difference between its Target Capital Account and its Partially Adjusted Capital Account. In the event the Partnership has insufficient items of expense or loss for such Fiscal Year to satisfy the previous sentence with respect to all such Partners, the available items of expense or loss shall be divided among such Partners in proportion to such differences.

(ii) If the Partnership has Net Losses from a Capital Transaction (determined prior to giving effect to this Section 5.2(d)), each Partner whose Target Capital Account is greater than its Partially Adjusted Capital Account for such Fiscal Year shall be specially allocated items of Partnership income or gain for such Fiscal Year equal to the difference between his Target Capital Account and its Partially Adjusted Capital Account. In the event the Partnership has insufficient items of income or gain for such Fiscal Year to satisfy the previous sentence with respect to all such Partners, the available items of income or gain shall be divided among the Partners in proportion to such differences.

The availability of items of income, gain, expense, or loss to be specially allocated pursuant to this Section 5.2(d) shall be determined after giving full effect to all of the other provisions of this Section 5.2 and Section 5.5.

Section 5.3 LIMITATION ON LOSS ALLOCATIONS. Notwithstanding anything in this Agreement to the contrary, no loss or item of deduction shall be allocated to a Partner if such allocation would cause such Partner to have an Adjusted Capital Account Deficit as of the last day of the Fiscal Year or other period to which such allocation relates. Any amounts not allocated to a Partner pursuant to the limitations set forth in this paragraph shall be allocated to the other Partners to the extent possible without violating the limitations set forth in this paragraph, and any amounts remaining to be allocated shall be allocated among the Partners in accordance with the provisions of Section 5.1.

Section 5.4 INTENTION AND CONSTRUCTION OF ALLOCATIONS. It is the intention of the Partners to allocate Net Profits and Net Losses attributable to Capital Transactions in such a manner as to cause each Partner’s Capital Account to always equal the amount of cash such Partner would be entitled to receive if the Partnership sold its assets for their Gross Asset Values and, after satisfying all Partnership liabilities, the proceeds from such sale, as well as all other funds of the Partnership, were then distributed to the Partners pursuant to Section 8.2. These provisions shall be so interpreted as necessary to accomplish such result.

Section 5.5 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, in the event there is a net decrease in Partnership Minimum Gain during a Fiscal Year, each Partner shall be allocated (before any other allocation is made pursuant to this Article V) items of income and gain for such year (and, if necessary, for subsequent years) equal to that Partner’s share of the net decrease in Partnership Minimum Gain.

(i) The determination of a Partner’s share of the net decrease in Partnership Minimum Gain shall be determined in accordance with Regulation Section 1.704-2(g).

(ii) The items to be specially allocated to the Partners in accordance with this Section 10.4(a) shall be determined in accordance with Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2).

(iii) This Section 5.5(a) is intended to comply with the minimum gain chargeback requirement set forth in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

(b) Partner Minimum Gain Chargeback.

(i) Except as otherwise provided in Section 1.704-2(i)(4), in the event there is a net decrease in Partner Minimum Gain during a Fiscal Year, each Partner who has a share of that Partner Minimum Gain as of the beginning of the year, to the extent required by Regulation Section 1.704-2(i)(4) shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) equal to that Partner’s share of the net decrease in Partner Minimum Gain.

(ii) Allocations pursuant to this subparagraph (b) shall be made in accordance with Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2).

(iii) This subsection 10.4(b) is intended to comply with the requirement set forth in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset Allocation. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) which would cause such Partner to have an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. This Section 5.5(c) is intended to constitute a “qualified income offset” in satisfaction of the alternate test for economic effect set forth in Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) any amounts such Partner is obligated to restore pursuant to this Agreement, plus (ii) such Partner’s distributive share of Partnership Minimum Gain as of such date, plus (iii) such Partner’s share of Partner Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.5(d) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been made, except assuming that Section 5.5(c), and this Section 5.5(d) were not contained in this Agreement.

(e) Allocation of Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Partners in accordance with their respective Percentage Interests.

(f) Allocation of Partner Nonrecourse Deductions. Partner Nonrecourse Deductions shall be allocated as prescribed by the Regulations.

Section 5.6 BUILT-IN GAIN OR LOSS/SECTION 704(c) TAX ALLOCATIONS. In the event that the Gross Asset Value of Partnership assets are adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), the Partners’ distributive shares of depreciation, depletion, amortization, and gain or loss, as computed for tax purposes, with respect to such property, shall be determined pursuant to Section 704(c) of the Code and the Regulations thereunder, so as to take account of the variation between the adjusted tax basis of such property to the Partnership for federal income tax purposes and its Gross Asset Value. Any deductions, income, gain or loss specially allocated pursuant to this Section 5.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account for purposes of determining Net Profits or Net Losses or for purposes of adjusting a Partner’s Capital Account.

Section 5.7 RECAPTURE. Ordinary taxable income arising from the recapture of depreciation and/or investment tax credit shall be allocated to the Partners in the same manner as such depreciation and/or investment tax credit was allocated to them.

Section 5.8 PROHIBITION AGAINST RETROACTIVE ALLOCATIONS. Notwithstanding anything in this Agreement to the contrary, no Partner shall be allocated any loss, credit or income attributable to a period prior to its admission to the Partnership. In the event that a Partner transfers all or a portion of such Partner’s Interest, or if there is a reduction in a Partner’s Percentage Interest due to the admission of new Partners or otherwise, each Partner’s distributive share of Partnership items of income, loss, credit, etc., shall be determined by taking into account each Partner’s varying interests in the Partnership during the Partnership’s taxable year. For this purpose, unless the General Partner, in its sole discretion, elects to provide for an interim closing of the Partnership’s books, each Partner’s distributive share shall be estimated by taking the pro rata portion of the distributive share such Partner would have included in his taxable income had it maintained its Percentage Interest throughout the Partnership year. Such proration shall be based upon the portion of the year during which such Partner held the Percentage Interest, except that extraordinary, non-recurring items shall be allocated to the Persons holding partnership interests at the time such extraordinary items occur.

Section 5.9 ALLOCATION OF NONRECOURSE LIABILITIES. The “excess nonrecourse liabilities” of the Partnership (within the meaning of Section 1.752-3(a)(3) of the Regulations) shall be allocated as prescribed by the Regulations.

Section 5.10 ALTERNATIVE ALLOCATIONS. It is the Partners’ intention that each Partner’s distributive share of income, gain, loss, deduction, credit (or item thereof) be determined and allocated consistently with the provisions of the Code, including Sections 704(b) and 704(c) of the Code. If the General Partner deems it necessary in order to comply with the Code, the General Partner may, relying upon the advice of the Partnership’s accountants, allocate income, gain, loss, deduction or credit (or items thereof) arising in any year differently than as provided for in this Article V if, and to the extent, (a) allocating income, gain, loss, deduction or credit (or item thereof) would cause the determinations and allocations of each Partner’s distributive share of income, gain, loss, deduction or credit (or item thereof) not to be permitted by the Code and any applicable Regulations or (b) such allocation would be inconsistent with a Partner’s interest in the Partnership taking into consideration all facts and circumstances. Any allocation made pursuant to this Section 5.10 will be a complete substitute for any allocation otherwise provided for in this Agreement, and no further amendment of this Agreement or approval by any Partner is necessary to effectuate such allocation. In making any such allocations under this Section 5.10 (“New Allocations”) the General Partner may act in reliance upon advice of counsel to the Partnership or the Partnership’s regular accountants that, in either case, in their respective opinions after examining the relevant provisions of the Code and any current or future proposed or final Regulations, the New Allocations are necessary in order to ensure that, in either the then-current year or in any preceding year, each Partner’s distributive share of income, gain, loss, deduction or credit (or items thereof) is determined and allocated in accordance with the Code and such Partner’s interest in the Partnership. New Allocations made by the General Partner in reliance upon the advice of counsel or accountants as described in this section will be deemed to be made in the best interests of the Partnership and all of the Partners consistent with the duties of the General Partner under this Agreement and any such New Allocations will not give rise to any claim or cause of action by any Partner against the Partnership or any General Partner.

Section 5.11 SECTION 754 ELECTIONS. The General Partner may elect, pursuant to Section 754 of the Code, to adjust the basis of the Partnership’s assets for all transfers of Interests if such election would benefit any Partner or the Partnership.

Section 5.12 ACCOUNTING.

(a) The books of the Partnership shall be kept on the accrual basis and in accordance with generally accepted accounting principles consistently applied.

(b) The fiscal year of the Partnership shall be the calendar year.

(c) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the IRS, and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Operating Expenses of the Partnership. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to each Partner on the date such petition is filed, or (ii) mail a written notice to each Partner, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(d) Except as specifically provided herein, all elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

(e) Any Limited Partner shall have the right to inspect the books and records of the Partnership, provided such audit is made at the expense of the Limited Partner desiring it, such inspection is made during normal business hours and such audit is for a purpose reasonably related to such Limited Partner’s legitimate interest as a Limited Partner.

ARTICLE VI

MANAGEMENT

Section 6.1 GENERAL. Subject to Section 6.2, Article XIV and any other restrictions specifically contained in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business and affairs of the Partnership and make all decisions affecting the business and assets of the Partnership without the approval of any other Limited Partner. Without limiting the generality of the foregoing (but subject to the restrictions specifically contained in this Agreement, including without limitation, Section 6.2 and Article XIV), the General Partner shall have the power and authority to take the following actions on behalf of the Partnership:

(a) to own, manage, lease and dispose of the Property or any other property or assets consistent with the purpose of the Partnership set forth in Article III that is not inconsistent with the Carter REIT’s qualification as a REIT;

(b) to make improvements (including renovations) on or to the Property;

(c) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation of or to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(d) to pay, either directly or by reimbursement, for all Operating Expenses to third parties or to the Partners (as permitted by this Agreement);

(e) to lease all or any portion of any of the Partnership’s assets, whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(f) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(g) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(h) to make or revoke any election permitted or required of the Partnership by any taxing authority;

(i) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types as the General Partner shall determine from time to time;

(j) to retain providers of services of any kind or nature in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem proper;

(k) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(l) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(m) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(n) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities or any other valid Partnership purpose;

(o) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code;

(p) to restate Exhibit A hereto to reflect accurately at all times the Capital Contributions of the Partners, the Percentage Interest held by each Partner, the admission of any Additional Limited Partner or any Substitute Limited Partner or otherwise, which restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement; and

(q) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with qualification of the Carter REIT as a REIT) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

The Investing Limited Partner agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Investing Limited Partner, subject only to Article XIV, Section 6.2, Article XI and any other restrictions imposed under this Agreement, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partner or any other Persons under this Agreement or of any duty stated or implied by law or equity.

Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

Section 6.2 MAJOR DECISIONS.

(a) Notwithstanding Section 6.1 or any other provision of this Agreement to the contrary, but in any event subject to the additional restrictions set forth in Article XIV herein, all Major Decisions proposed to be taken by the Partnership shall require the unanimous approval of the Partners, which such approval shall not be unreasonably withheld.

(b) Each of the following is a “Major Decision” for purposes of this Agreement:

(i) extending credit, making loans or becoming or acting as a surety, guarantor, endorser or accommodation endorser or modifying any obligations relating to the foregoing except (x) in connection with negotiating checks or other instruments received by the Partnership, or (y) the incurrence of accounts receivables or other similar arrangements in the normal course of the Partnership’s Business;

(ii) except for the Loan, the Basic Documents, or trade payables incurred in the normal course of the Partnership’s Business, obtaining financing or refinancing for, or otherwise incurring any indebtedness of the Partnership, any subsidiary or any assets of the Partnership or any subsidiary; approving or executing the documents evidencing any such financing or refinancing or any amendments or modifications thereof; and/or selecting the lender or lenders providing any such financing or refinancing;

(iii) placing or suffering of any other lien or encumbrance on or affecting the Property or any portion thereof other than in connection with the Loan;

(iv) acquiring any land or other real property or any interest therein other than the Property;

(v) making and/or implementing any decision to form any subsidiary entity (including a corporation, partnership, limited liability company, trust or other entity) and/or to assign, transfer or convey all or any portion of the Property or any other asset or property or the rights to acquire the Property or any other asset or property to any subsidiary entity and the execution and delivery of any documents, agreements or instruments implementing, evidencing or relating to any such decision or action (including any organizational documents relating to any subsidiary entity):

(vi) except as set forth on Schedule 6.2(b)(vi), entering into any agreement or contract for goods, services or property, or any other transaction, with any Partner or any Affiliate of any Partner or paying any compensation, remuneration or other consideration or any kind to any Partner or any Affiliate of any Partner, or determining the amount of overhead and other reimbursements payable to any Partner or any of their Affiliates or modifying or amending any such agreement, contract, transaction, compensation, reimbursements or consideration so approved;

(vii) causing the Partnership to consolidate or merge with or into any other Person or to enter into any business combination, joint venture, partnership, limited liability company or other entity, or any other profit participation or sharing agreement or arrangement, with any other Person for the ownership, operation or financing of the Property;

(viii) commence, join in or settle any claim, action, suit or proceeding by, against or involving the Partnership that may materially affect the financial condition or operations of the Partnership;

(ix) the sale of all or any portion of the Property;

(x) subject to the requirements of Section 14.3 (which apply during the period in which the Loan is outstanding), the institution of proceedings to have the Partnership adjudicated bankrupt or insolvent, or the filing of a petition seeking reorganization or relief with respect to the Partnership under any applicable federal or state law relating to bankruptcy;

(xi) subject to the requirements of Section 14.3 (which apply during the period in which the Loan is outstanding), the consent to the institution of bankruptcy or insolvency proceedings against the Partnership, or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or a substantial part of its assets;

(xii) acquiring any material personal property, equipment or other assets or business by the Partnership that are not in connection with or will not serve the Property;

(xiii) subject to the requirements of Section 14.3 (which apply during the period in which the Loan is outstanding), the making of any assignment for the benefit of the creditors of the Partnership;

(xiv) subject to the requirements of Section 14.3 (which apply during the period in which the Loan is outstanding), the admission in writing of the Partnership’s inability to pay its debts generally as they become due;

(xv) in the event of the substantial destruction or substantial damage to the Property, the determination of whether to apply any insurance proceeds received to the restoration of the Property or to distribute such proceeds; and

(xvi) to the fullest extent permitted by law, the dissolution or liquidation of the Partnership.

Section 6.3 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve. The Limited Partners hereby agree that the General Partner is authorized to enter into a property management agreement with the Property Manager; provided, however, that such property management agreement shall be terminable, without penalty, on thirty (30) days written notice by the Partnership; provided that such termination complies with all applicable requirements contained in the Basic Documents relating to the removal and appointment of a new property manager.

Section 6.4 DUTIES OF GENERAL PARTNER.

(a) The General Partner, subject to the limitations set forth in this Agreement, shall manage or cause to be managed the affairs of the Partnership in a prudent and businesslike manner and at all times act and exercise its discretion hereunder in a reasonable manner consistent with its fiduciary duty to the Limited Partners and shall devote sufficient time and effort to the Partnership affairs.

(b) In carrying out its obligations, the General Partner shall:

(i) Render annual reports to all Limited Partners with respect to the operations of the Partnership, together with any other reports (monthly, quarterly or otherwise) as may be reasonably requested by the Limited Partner to enable such Limited Partner to be timely informed regarding the business and operations of the Partnership, provided such reports are produced by the General Partner in the ordinary course of business;

(ii) On or before March 31st of every year, mail to all Persons who were Limited Partners at any time during the Partnership’s prior fiscal year an annual report of the Partnership, including all necessary tax information, and any other information regarding the Partnership and its operations during the prior fiscal year deemed by the General Partner to be material;

(iii) Maintain complete and accurate records of all business conducted by the Partnership and complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions), and make such records and books of account available for inspection and audit by any Limited Partner or such Limited Partner’s duly authorized representative (at the sole expense of such Limited Partner) during regular business hours and at the principal office of the Partnership; and

(iv) Cause to be filed such certificates and do such other acts as may be required by law to qualify and maintain the Partnership as a limited partnership under the laws of the State of Delaware.

Section 6.5 LIABILITY OF GENERAL PARTNER; INDEMNIFICATION.

(a) The General Partner shall not be liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any returns shall be made solely from the assets of the Partnership according to the terms of this Agreement.

(b) Notwithstanding anything to the contrary set forth in this Agreement, none of the General Partner nor the Partnership nor any of their respective officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Partnership, any Limited Partners or any assignees, or any of their successors or assigns, for any losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission; provided, however, such actions or decisions were taken or made with a good faith belief that they were within the scope of the purposes of the Partnership and the authority granted to the General Partner, and such actions or decisions do not constitute a breach of any material provision of this Agreement, fraud, gross negligence or willful misconduct in connection with the business and affairs of the Partnership. The General Partner shall not be responsible for any misconduct or negligence on the part of any agent appointed by it in good faith pursuant to Section 6.3 hereof and provided that such appointment does not constitute a breach of any material provision of this Agreement, fraud, gross negligence or willful misconduct in connection with the business and affairs of the Partnership.

(c) The Partnership shall indemnify an Indemnitee to the fullest extent permitted by law and save and hold it harmless from and against, and in respect of, any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise. Notwithstanding the foregoing, this indemnification shall not apply if: (A) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (B) the Indemnitee actually received an improper personal benefit in money, property or services; (C) the act or omission constitutes a breach of any material provision of this Agreement, fraud, gross negligence or willful misconduct in connection with the business and affairs of the Partnership; or (D) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.5(c). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.5(c). Any indemnification pursuant to this Section 6.5 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee; and provided further, that so long as any Obligation (as that term is defined in the Loan Agreement) is outstanding, no indemnity payment from funds of the Partnership (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 6.5(c) shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(d) To the fullest extent permitted by law and subject to Section 6.5(c) above, the Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.5 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(e) The indemnification provided by this Section 6.5 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Limited Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(f) The Partnership may purchase and maintain insurance on behalf of the Indemnitees, and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(g) For purposes of this Section 6.5, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.5; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(h) In no event may an Indemnitee subject the Investing Limited Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

(i) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.5 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(j) Any amendment, modification or repeal of this Section 6.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Investing Limited Partner under this Section 6.5 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted. The provisions of this Section 6.5 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(k) Notwithstanding any other provisions of this Agreement to the contrary (other than Section 6.10 (including, without limitation, the right therein of the Investing Limited Partner to sell the Property), Section 8.1, Section 8.2 and Section 9.9), or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order to comply with the provisions of Section 6.13 is expressly authorized under this Agreement and is deemed approved by the Investing Limited Partner.

Section 6.6 FEES; COMPENSATION; REIMBURSEMENTS.

(a) The General Partner, as such, shall not receive any compensation for services rendered to the Partnership except as in accordance with the provisions of Sections 6.2(b)(vi) and 6.8 herein.

(b) Upon the execution of this Agreement, the Investing Limited Partner shall be reimbursed for actual out of pocket legal fees and travel and consultant expenses it occurred in connection with the closing of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the amount of such reimbursement shall not exceed $40,000.

Section 6.7 RELIANCE ON ACT OF GENERAL PARTNER. No financial institution or any other Person, firm or corporation dealing with the General Partner or the Partnership shall be required to ascertain whether the General Partner is acting in accordance with this Agreement, but such financial institution or such other Person, firm or corporation shall be protected in relying solely upon the assurance of and the execution of any instrument or instruments by the General Partner.

Section 6.8 OUTSIDE SERVICES; DEALINGS WITH AFFILIATES; OUTSIDE ACTIVITIES.

(a) Except as set forth on Schedule 6.2(b)(vi) or with the written approval of the Investing Limited Partner (which such approval shall not be unreasonably withheld), the General Partner shall not (i) enter into any agreement or contract for goods, services or property, or any other transaction, with any Partner or any Affiliate of any Partner, (ii) cause the Partnership to pay any compensation, remuneration or other consideration or any kind to any Partner or any Affiliate of any Partner, (iii) determine the amount of overhead and other reimbursements payable to any Partner or any of their Affiliates or modifying, or (iv) amend any such agreement, contract, transaction, compensation, reimbursements or consideration so approved.

(b) Any officer, director, employee, agent, trustee, Affiliate, partner, member or shareholder of a Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership and may compete with the Partnership. Neither the Partnership nor any other Partner shall have any rights by virtue of this Agreement in any business ventures of such Person.

Section 6.9 ADDITIONAL CAPITAL TO THE PARTNERSHIP.

(a) If the General Partner determines that additional funds (“Additional Funds”) are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the General Partner may request that the Partners make additional capital contributions (such capital, the “Additional Funds Capital”) to cover such needs by delivering written notice to the Partners (such notice, the “Additional Funds Notice”). In accordance with the provisions of this Section 6.9, the Partners shall have the right, but not the obligation, to contribute such requested Additional Funds Capital. Notwithstanding the foregoing, prior to the second year anniversary of the date of this Agreement, the General Partner may not request the Partners to contribute Additional Funds Capital if such request would result in the Partners, in the aggregate, having contributed Additional Funds Capital in excess of $1,000,000. In addition, after the second year anniversary of the date of this Agreement, CVOP shall not have the right nor the obligation to contribute any Additional Funds Capital and the Investing Limited Partner is the only Person entitled, but not obligated, to contribute such Additional Funds Capital. In all instances, the ability of the Partners to contribute and the Partnership to accept Additional Funds Capital shall be subject to the approval of the Lender, to the extent such approval is required under the Basic Documents.

(b) The Additional Funds Notice shall state: (i) the amount of Additional Funds that are required; (ii) a general description of the reason why such Additional Funds are required; (iii) each Partner’s pro rata portion of the Additional Funds (which shall be based on the relative Percentage Interests of the Partners); (iv) the general terms for the proposed Additional Funds Capital (it being agreed that the preferred rate, if any, shall not exceed 8% per annum, such contributions shall have a priority on repayment to the Interests and any such Interests or other forms of interest issued in connection therewith shall have no voting or other control rights and in no way shall change or otherwise effect the decisions and control as set forth herein); and (v) a request date for each Partner to contribute the Additional Funds Capital (which date shall be at least ten (10) Business Days after the date of the Additional Funds Notice).

(c) If all of the Partners contribute the Additional Funds Capital requested pursuant to the Additional Funds Notice, such Additional Funds Capital shall have the economic terms contained in the Additional Funds Notice.

(d) In the event that one of the Partners elects not to contribute Additional Funds Capital, then the Partner or Partners contributing Additional Funds Capital shall have the option to also contribute capital to the Partnership in the amount of the non-electing Partner’s pro rata share of the Additional Funds (such contribution, a “Non-Electing Contribution”). The terms of any Non-Electing Contribution shall be the less favorable of (i) the terms contained in the Additional Funds Notice, or (ii) the terms that could be obtained from a third party on an arm’s length basis.

(e) The provisions of this Section 6.9 are subject to the provisions contained in Article XIV.

Section 6.10 INVESTING LIMITED PARTNER OPTION TO TAKE OVER MANAGEMENT OF PARTNERSHIP. Notwithstanding anything to the contrary in this Agreement, but subject to Article XIV and any applicable provisions in the Basic Documents (including, without limitation, that the Investing Limited Partner or the Appointed GP (as defined below) is a “Qualified Transferee” (as such term is defined in the Loan Agreement)), from and after the second anniversary of the date of this Agreement, the Investing Limited Partner shall have the option, by providing written notice to CVOP, to become, or appoint a Qualified Transferee (the “Appointed GP”) as, the General Partner and succeed to all rights of the General Partner under this Agreement but shall not be subject to any limitations currently imposed on the General Partner pursuant to the terms of this Agreement (other than Section 6.11 and Article XIV) including without limitation Section 6.2; provided, however, upon Investing Limited Partner’s election of such option, CVOP shall retain the right to approve the Major Decisions set forth in Section 6.2(b)(i), Section 6.2(b)(iv) - provided that CVOP shall not have a consent right over tenant improvements, Section 6.2(b)(v) - provided that CVOP shall not have a consent right over the formation of a wholly owned subsidiary, Section 6.2(b)(vi), Section 6.2(b)(vii) - provided that CVOP shall not have a consent right over the combination, merger, etc. into or with a wholly owned subsidiary, and Sections 6.2(b)(x) through 6.2(b)(xvi). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, including, without limitation, Section 6.13, but in any event subject to Article XIV of this Agreement, if the Investing Limited Partner elects to assume, or designate the Appointed GP to assume, the management and control of the business and become the General Partner as provided for in this Section 6.10, it shall also have the right, without the consent or approval of any other Partner, to (i) subject to the satisfaction of the requirements set forth in the Basic Documents (A) sell or refinance the Property on such terms as it deems satisfactory, including, without limitation, such actions necessary to effectuate such sale or refinancing and (B) for purposes of the Basic Documents, each of the CVOP Partners hereby irrevocably consents to such sale or refinancing of the Property as then determined in the sole discretion of the Investing Limited

Partner, and (ii) replace the Property Manager; provided that the Investing Limited Partner complies with all applicable requirements contained in the Basic Documents relating to the replacement of the Property Manager and appointment of a new property manager. In the event the Investing Limited Partner, or another Appointed GP, becomes the General Partner, such entity shall be a “special purpose” entity as described in Article XIV. In addition to the foregoing, upon the Investing Limited Partner, or another Appointed GP, becoming the General Partner in accordance with the terms of this Section 6.10, DC-2000 GP shall automatically, without further action, become a Limited Partner, with the same Interests it had as the General Partner, and the Appointed GP shall become, for all purposes of this Agreement, the sole General Partner. The Appointed GP shall have all power necessary to amend the Partnership’s Certificate of Limited Partnership, this Agreement and any other agreement or document that it may reasonably amend or revise, as applicable, to reflect the removal of DC-2000 GP as a general partner, the conversion of DC-2000 GP to a Limited Partner, and the Appointed GP becoming the General Partner. The Appointed GP shall have the right to terminate immediately any agreement between the Partnership and any CVOP Partner and/or any Affiliate of a CVOP Partner (without penalty or fee) and CVOP shall use its commercially reasonable efforts to cause its Affiliate to permit such termination upon request by the Appointed GP, subject to any and all conditions set forth in the Basic Documents.

Section 6.11 PROVISIONS GOVERNING SALE OF PROPERTY. The Limited Partners hereby acknowledge that the Loan contains prepayment restrictions during the Lockout Period. Notwithstanding anything to the contrary in this Agreement, the Limited Partners hereby agree that, during the Lockout Period, the Property can only be sold in a transaction where the Loan is assumed by the purchaser (all in accordance with the documentation evidencing the Loan) or such sale otherwise complies with the terms of the documentation evidencing the Loan.

Section 6.12 REAL ESTATE OPERATING PARTNERSHIP PROVISIONS. The Partnership or the General Partner is intended to be or is otherwise established as a “real estate operating company” (a “REOC”) as that term is defined in 29 C.F.R. Section 2510.3-101(e). The General Partner will conduct its own affairs and operations or those of the Partnership in such a manner that one or both qualify as a REOC.

Section 6.13 REIT PROVISIONS.

(a) The Partnership and the Limited Partners acknowledge and agree that Carter REIT, which owns CVOP and therefore an indirect interest in the Partnership, is treated as a “real estate investment trust,” within the meaning of Code Section 856, and is therefore subject to the requirements set forth in Code Sections 856 through 859.

(b) Notwithstanding anything else in this Agreement, without the prior written approval of CVOP, the Partnership shall not take any action that would result in any of the following consequences to the Partnership (treating the Partnership as if it were a REIT, but only with respect to assets and operational matters as opposed to ownership), without the prior written consent of CVOP:

(i) to recognize any income that would cause the Partnership to fail to satisfy either the “75 percent gross income test” set forth in Code Section 856(c)(3) or the “95 percent gross income test” set forth in Code Section 856 (c)(2);

(ii) to hold any property that would cause the Partnership to fail to satisfy on the last day of each calendar quarter (determined taking into account the cure period rules set forth in Code Section 856(c)(4)) any of (A) the “75 percent asset test” set forth in Code Section 856(c)(4)(A), (B) the “25 percent asset test” set forth in Code Section 856(c)(4)(B)(i), (C) the “25 percent value limitation” set forth in Code Section 856(c)(4)(B)(ii), (D) the “5 percent value limitation” set forth in Code Section 856(c)(4)(B)(iii)(I), or (E) the “10 percent vote and value limitations” set forth in Code Sections 856(c)(4)(B)(iii)(II) and (III); and

(iii) to engage in a transaction that reasonably could be expected to be treated as a “prohibited transaction” within the meaning of Code Section 857(b)(6)(B)(iii) unless the transaction qualifies for the safe harbor with respect to a “prohibited transaction” set forth in Code Section 857(b)(6)(C) (taking into account any other “safe harbor” transactions engaged in by the Carter REIT or any Affiliate (including any joint venture, partnership or limited liability company in which the Carter REIT or an Affiliate invests), which information CVOP will provide to the Partnership upon written request).

ARTICLE VII

INVESTING LIMITED PARTNER MATTERS

Section 7.1 RIGHTS OF INVESTING LIMITED PARTNER.

(a) The Partnership may engage the Investing Limited Partner or Persons or firms associated with it for specific purposes and may otherwise deal with such Limited Partners on terms and for compensation to be agreed upon by any such Limited Partner and the Partnership. The Investing Limited Partner may not participate in the management or control of the business of the Partnership except as provided in Section 6.2 and Section 6.10 of this Agreement, or as otherwise permitted in this Agreement.

(b) The Partnership’s books shall be kept at the principal place of business of the Partnership and at all times, during reasonable business hours and at the Investing Limited Partner’s sole expense, the Investing Limited Partner shall be entitled to inspect and copy any of them and have on demand true and full information of all things affecting the Partnership and a formal accounting of Partnership affairs whenever circumstances render it just and reasonable.

(c) Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Partnership, and the Limited Partners shall not be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Limited Partner of the Partnership. The Investing Limited Partner is liable to the Partnership only to make its Capital Contribution as and when due hereunder. After its Capital Contribution is fully paid, the Investing Limited Partner shall not, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

Section 7.2 [INTENTIONALLY OMITTED]

Section 7.3 OWNERSHIP BY INVESTING LIMITED PARTNER OF CVOP OR AFFILIATE. The Investing Limited Partner shall not at any time, either directly or indirectly, own any interest in CVOP or in any Affiliate thereof if such ownership by itself would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes or the Carter REIT as a REIT for federal income tax purposes. CVOP shall be entitled to make such reasonable inquiry of the Investing Limited Partner as is required to establish compliance by the Investing Limited Partner with the provisions of this Section 7.3 and the Investing Limited Partner shall promptly and fully respond to such inquiries.

Section 7.4 WARRANTIES AND REPRESENTATIONS OF THE INVESTING LIMITED PARTNER. The Investing Limited Partner hereby makes the following representations and warranties to the Partnership, DC-2000 GP and CVOP:

(a) It is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware.

(b) It has all requisite legal right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder.

(c) The execution, delivery and performance by the Investing Limited Partner of this Agreement have been duly authorized by all necessary corporate action.

(d) This Agreement has been duly executed and delivered by the Investing Limited Partner and constitutes the legal, valid and binding obligation of the Investing Limited Partner enforceable against the Investing Limited Partner in accordance with its terms.

(e) Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated thereunder nor compliance with or fulfillment of the terms and conditions and provisions thereof, will conflict with, result in a breach or violation of the terms, conditions or provisions of, or constitute a default, or an event of default under any contract, agreement, indenture, instrument, note, mortgage, lease, or other obligation to which the Investing Limited Partner is a party or by which the Investing Limited Partner is bound.

(f) To the best of its knowledge, the Investing Limited Partner (i) is and will remain in compliance with all applicable anti-money laundering laws, including, without limitations, the USA Patriot Act, and the laws administered by OFAC, including, without limitation, Executive Order 13224; (ii) is not and will not be, nor is or will any Affiliate of the Investing Limited Partner be, on the Specially Designated Nationals and Blocked Persons List maintained by OFAC, and (iii) is not and will not otherwise be identified by a government entity or legal authority as a person with whom a U.S. Person (as defined below) is prohibited from transacting business. As used herein, “U.S. Person” shall mean any United States citizen, any permanent resident, alien, any entity organized under the laws of the United States (including foreign branches).

(g) The Investing Limited Partner is a sophisticated investor and qualifies as an “Accredited Investor” within the meaning of Regulation D under the Securities Act of 1933, as amended.

(h) The Investing Limited Partner has had ample opportunity to discuss with its legal and financial advisors all documents and information furnished to it (including the documentation listed in Exhibit B) and to ask such advisers questions about such documents and information and the risks associated with its investment in the Partnership. The Investing Limited Partner has thoroughly evaluated the risks and merits of its investment in the Partnership.

(i) The Investing Limited Partner acknowledges that the Partnership’s investments may involve a high degree of risk, and there is no assurance as to the performance of, or rate of return on, any such investment. The Investing Limited Partner represents that it can bear the economic risks of such an investment for an indefinite period of time and that an investment in the Partnership is a suitable investment for it.

Section 7.5 INDEMNIFICATION BY INVESTING LIMITED PARTNER. The Investing Limited Partner hereby agrees to indemnify CVOP, DC-2000 GP, the Carter REIT and hold each such entity, each of its officers and directors and the Partnership and its Partners and each of their respective representatives, successors and assigns harmless from and against any and all claims, demands, losses, liabilities, damages and expenses (including reasonable attorneys’ fees) arising out of or in connection with the inaccuracy of the warranties and representations made by such Investing Limited Partner under Section 7.4 above.

ARTICLE VIII

DISTRIBUTIONS AND PAYMENTS TO MEMBERS

Section 8.1 DISTRIBUTIONS OF CASH FLOW. Subject to any applicable restrictions contained in the Basic Documents, the General Partner shall cause the Partnership to distribute its Cash Flow on a monthly basis in the following manner:

(a) Until the one-year anniversary of the date of this Agreement, 100% to CVOP;

(b) After the one-year anniversary of this Agreement and subject to Section 8.3, 100% to the Investing Limited Partner until it has received an amount equal to the product of its Capital Contribution times the Return Multiple for the month of such distribution; and

(c) Thereafter, 100% to CVOP.

The foregoing distributions shall not be affected by any requirement or provision contained in this Agreement that the Partnership be operated in a manner so that Carter REIT continues to qualify as a REIT.

Section 8.2 DISTRIBUTION OF DISPOSITION PROCEEDS. The General Partner shall cause the Partnership to distribute Capital Transaction Proceeds within thirty (30) days after the receipt of such proceeds by the Partnership in the following manner:

(a) Subject to Section 8.3, 100% to the Investing Limited Partner until it has received an amount equal to the product of its Capital Contribution times the applicable Return Multiple for the month of such distribution; and

(b) Thereafter, 100% to CVOP and DC-2000 GP in accordance with their respective Percentage Interests.

The foregoing distributions shall not be affected by any requirement or provision contained in this Agreement that the Partnership be operated in a manner so that Carter REIT continues to qualify as a REIT.

Section 8.3 DE FACTO REDEMPTION OF INVESTING LIMITED PARTNER. Notwithstanding anything to the contrary in this Agreement, once the Investing Limited Partner has received pursuant to Section 8.2, with respect to a given month, a cumulative amount equal to the product of its Capital Contribution times the applicable Return Multiple for such month, the Investing Limited Partner shall cease to be a Limited Partner of the Partnership and shall not have any future rights with respect to the Partnership (including, without limitation, rights to distributions under either Sections 8.1 or 8.2 or otherwise). In such event, the Investing Limited Partner shall execute such assignments and other documents as the General Partner may reasonably request to evidence such redemption; provided that the Investing Limited Partner shall automatically cease to be a Limited Partner regardless of whether it executes such documents.

Section 8.4 NO RIGHT TO DISTRIBUTIONS IN KIND. No Limited Partner shall be entitled to demand property other than cash in connection with any distribution by the Partnership.

Section 8.5 WITHDRAWALS. No Limited Partner shall be entitled to make withdrawals from its Capital Account, or resign as a Limited Partner, except as expressly provided herein.

Section 8.6 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not be required to make a distribution to a Limited Partner on account of its interest in the Partnership if such distribution would violate the Act or any other applicable law or any Basic Document.

ARTICLE IX

TRANSFERS OF INTERESTS

Section 9.1 CVOP. No CVOP Partner may Transfer its Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise, without the written consent of the Investing Limited Partner, which consent may be withheld in the sole and absolute discretion of the Investing Limited Partner. Investing Limited Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith. Notwithstanding the foregoing, a CVOP Partner may Transfer all but not less than all of its Interest to a Person that at all times remains, directly, or indirectly, wholly owned by CVOP or Carter REIT.

Section 9.2 INVESTING LIMITED PARTNER.

(a) Except as otherwise provided in this Article IX, the Investing Limited Partner may not Transfer its Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise, without the written consent of CVOP, which consent may be withheld in the sole and absolute discretion of CVOP. CVOP may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith and the satisfaction of the conditions of this Section 9.2.

(b) Notwithstanding Section 9.2(a), Transfers of interests in the Investing Limited Partner are allowed, but only if, (i) the requirements of Sections 9.2(c) and 9.2(d) are satisfied (as applied by treating the proposed transferor as the Investing Limited Partner for purposes of those sections, (ii) such proposed Transfer would not cause the termination of the Partnership under Section 708(b)(1)(B) of the Code, and (iii) such proposed Transfer does not result in a Change in Control of the Investing Limited Partner. Notwithstanding the foregoing, CVOP and the Partnership acknowledge that the Investing Limited Partner intends to syndicate its investor/limited partner interests (i.e., interests having no voting rights) and that the syndication of such interests shall not constitute a Change in Control for purposes of this Section 9.2(b). The Investing Limited Partner shall provide notice to CVOP upon the syndication of its investor/limited partner interests, which such notice shall provide the identity of such investors/limited partners, as the case may be.

(c) No Investing Limited Partner may effect a Transfer of its Interests if, (i) in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Interests (or any other evidence of the ownership interests in the Partnership) under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or “Blue Sky” law (including investment suitability standards) or (ii) the assignee is not an Accredited Investor within the meaning of Rule 501 of the Securities Act of 1933, as amended.

(d) No Transfer by the Investing Limited Partner of its Interests may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the Transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) such transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, or (iii) the Transfer would create a risk that the Carter REIT would not be taxed as a REIT for federal income tax purposes.

(e) Any Transfer in contravention of any of the provisions of this Article IX shall be, to the fullest extent permitted by law, void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

Section 9.3 ADMISSION OF SUBSTITUTE LIMITED PARTNER.

(a) Subject to the other provisions of this Article IX (including, without limitation, the provisions of Section 9.2 and any applicable provisions in the Basic Documents),

an assignee of the Interest of a Limited Partner (including, without limitation, any purchaser, transferee, donee, or other recipient of any disposition of such Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

(i) the assignee has obtained the prior written consent of the applicable Limited Partner, if required, as to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of such Limited Partner’s sole and absolute discretion;

(ii) the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the consenting Limited Partner may require in order to effect the admission of such Person as a Limited Partner;

(iii) the assignee shall have delivered a letter containing the representation and warranty set forth in Section 9.8 and the agreement set forth in Section 9.8;

(iv) if the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement;

(v) the assignee shall have executed a power of attorney containing reasonable terms and provisions; and

(vi) the assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and all filing and publication costs incurred in connection with its substitution as a Limited Partner.

(b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Limited Partner upon the later of the date specified in the transfer documents, or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c) The General Partner shall as promptly as practicable take all action required to effectuate the admission of the Person seeking to become a Substitute Limited Partner, including preparing the documentation required by this Section and making all official filings and publications, if any.

Section 9.4 RIGHTS OF ASSIGNEES OF INTERESTS.

(a) Subject to the provisions of Sections 9.2 and 9.3 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Interest until the Partnership has received notice thereof. If the applicable Limited Partner, in its sole and absolute discretion, does not consent to the admission of any transferee of any Interest as a Substitute Limited Partner in connection with a Transfer permitted by Section 9.2, such transferee shall be considered an assignee for the purposes of this Agreement. An assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions attributable to the Interests assigned.

(b) Any Person who is the assignee of all or any portion of a Limited Partner’s Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Interest, shall be subject to all of the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Interest.

Section 9.5 [INTENTIONALLY OMITTED]

Section 9.6 TRANSFEREES. Any Interests owned by the Limited Partners and transferred pursuant to this Article IX shall be and remain subject to all of the provisions of this Agreement.

Section 9.7 ABSOLUTE RESTRICTION. Notwithstanding any provision of this Agreement to the contrary other than Section 9.9, (i) no sale or exchange of any interest in the Partnership may be made if the interest sought to be sold or exchanged, when added to the total of all other interests sold or exchanged within the period of twelve (12) consecutive months ending with the proposed date of the sale or exchange, would result in the termination of the Partnership under Section 708 of the Code, if such termination would materially and adversely affect the Partnership or any Limited Partner and (ii) without the written consent of all the Limited Partners, the Partnership shall not (A) issue any new Interests, (B) issue any debt or equity securities of any kind or (C) issue or grant any subscriptions, warrants, calls, commitments or rights of any kind whatsoever granting to any person or entity any interests in the right to purchase or otherwise acquire any interests in the Partnership at any time or upon the happening of any stated event.

Section 9.8 INVESTMENT REPRESENTATION. Each Limited Partner hereby represents and warrants to each other Limited Partner and to the Partnership that the acquisition of its Interest is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Interest. The Investing Limited Partner agrees that he will not sell, assign or otherwise transfer his Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

Section 9.9 PURCHASE OPTION.

(a) Option. Commencing upon the first anniversary of the date of this Agreement, and continuing thereafter, CVOP shall have the option to purchase, or cause its designee to purchase, all but not less than all, of the Investing Limited Partner’s Interest at a purchase price equal to the product of (a) the Investing Limited Partner’s Capital Contribution and (b) times the Return Multiple applicable to the month in which CVOP, or the Partnership, as applicable, closes the acquisition of Investing Limited Partner’s Interest (such price, the “Purchase Option Price”).

(b) Redemption. Notwithstanding the foregoing Section 9.9(a), but provided the Partnership is permitted by applicable law (as well as any agreements to which the Partnership is bound) to effect a redemption of Investing Limited Partner’s Interest for the Purchase Option Price , CVOP may elect to effect the purchase option as a redemption by the Partnership.

(c) Exercise. CVOP may exercise its purchase option by delivering written notice to the Investing Limited Partner pursuant to the provisions of this Section 9.9 (the “Purchase Election Notice”).

(d) Closing.

(i) The purchase of the Interests being sold or otherwise transferred pursuant to any of the provisions of this Section 9.9 shall be consummated within thirty (30) days after the delivery of the Purchase Election Notice, the exact time, place and manner of closing as may be agreed upon by the parties or, if they cannot agree, on the first business day which is twenty five (25) days following the delivery of the Purchase Election Notice, at the principal offices of the Partnership at 10:00 a.m. local time.

(ii) At such closing and subject to the receipt of the Purchase Option Price, the Investing Limited Partner shall execute such assignments of Interests and other documents and assurances as CVOP may reasonably request to consummate the purchase of the Interests and to vest in CVOP, or its nominee, the entire right, title and Interest of the Investing Limited Partner in the Partnership. Any and all instruments executed in connection with the closing shall be without recourse, representation or warranty whatsoever except that the Investing Limited Partner shall represent that (i) the Interests being sold by it are free and clear of all liens, encumbrances and rights of others, (ii) it has full right and authority to sell such Interests, (iii) the sale has been duly authorized, and (iv) the selling party has not taken any action in violation of this Agreement. Notwithstanding the foregoing and provided the General Partner complies with the requirements of this Section 9.9, the Investing Limited Partner’s Interests shall automatically transfer to CVOP upon payment in full for such interests as provided by Section 9.9(d)(iii) regardless of whether the Investing Limited Partner executes the documentation requested by CVOP and referred to in this Section 9.9(d)(ii).

(iii) All consideration to be paid to Investing Limited Partner shall be paid by federal wire of immediately available funds at the closing.

(iv) Pending the closing, the Property shall be operated and maintained and the business of the Partnership conducted consistent with prior practices. Pending the closing, the Limited Partners shall cooperate with respect to the negotiation and execution of any applications and commitments for financing to be secured by the Property, provided that the Investing Limited Partner shall have no liability thereunder and CVOP shall indemnify, defend and hold harmless the Investing Limited Partner and the Partnership from all claims, loss and damages in connection therewith.

(v) Each Limited Partner shall pay the fees and expenses of its own counsel in connection with any transfer pursuant to this 9.9. All other expenses of the transactions contemplated by this Section 9.9 (including, without limitation, any real estate transfer taxes, documentary, recording tax or similar tax on a transfer of Interests) shall, unless otherwise expressly provided in this Section 9.9, be paid by the General Partner.

(vi) At the closing, CVOP and the Investing Limited Partner shall deliver favorable opinions of their respective counsel to the effect that the transactions to occur at the closing have been duly authorized.

ARTICLE X

DISSOLUTION AND TERMINATION

Section 10.1 DISSOLUTION. The Partnership shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining general partner of the Partnership or the occurrence of any other event which terminates the continued interest of the last remaining general partner of the Partnership in the Partnership unless the Partnership is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Act.

Upon the occurrence of any event that causes the last remaining general partner of the Partnership to cease to be a general partner of the Partnership or that causes the last remaining general partner to cease to be a general partner of the Partnership (other than upon continuation of the Partnership without dissolution upon (i) an assignment by the last remaining general partner of all of its partnership interest in the Partnership and the admission of the transferee pursuant to this Agreement, or (ii) the resignation of the last remaining general partner and the admission of an additional general partner of the Partnership pursuant to this Agreement), to the fullest extent permitted by law, the personal representative of such general partner is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued interest of such general partner in the Partnership, agree in writing (i) to continue the Partnership and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute general partner of the Partnership, effective as of the occurrence of the event that terminated the continued interest of such general partner in the Partnership.

Upon dissolution of the Partnership (unless the business of the Partnership is continued as set forth above), the General Partner (or its trustee, receiver, successor or legal representative) shall proceed with the winding up of the Partnership, and its assets shall be applied and distributed as herein provided.

Section 10.2 PAYMENT OF DEBTS. The assets shall first be applied to satisfy of the liabilities of the Partnership (other than any loans or advances that may have been made by Limited Partners to the Partnership) and the expenses of liquidation (whether by payment or the making of reasonable provision for payment thereof). A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to minimize any losses resulting from liquidation.

Section 10.3 DEBTS TO LIMITED PARTNERS. The remaining assets shall next be applied after payments of the Partnership’s debts and liabilities referred to in Section 10.2 to the repayment of any loans made by any Limited Partner to the Partnership.

Section 10.4 REMAINING DISTRIBUTION. The remaining assets after payment of all Partnership debts and liabilities referred to in Sections 10.2 and 10.3 shall then be distributed to the Limited Partners in accordance with Section 8.2.

Section 10.5 RESERVE. Notwithstanding the provisions of Sections 10.3 and 10.4, the General Partner may retain such amount as it deems necessary as a reserve for any contingent, conditional or un-matured liabilities or obligations of the Partnership, which reserve, after the passage of a reasonable period of time in accordance with the Act, shall be distributed pursuant to the provisions of this Article X.

Section 10.6 FINAL ACCOUNTING. Each of the Limited Partners shall be furnished with a statement examined by the Partnership’s independent accountants, which shall set forth the assets and liabilities of the Partnership as of the date of the complete liquidation. Upon the compliance by the General Partner with the foregoing distribution plan, the General Partner shall execute and cause to be filed a Certificate of Cancellation of the Partnership and any and all other documents necessary with respect to termination and cancellation of the Partnership.

Section 10.7 [INTENTIONALLY OMITTED.]

Section 10.8 EFFECT OF BANKRUPTCY OF LIMITED PARTNER.

(a) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Limited Partner shall not in and of itself cause the Limited Partner, respectively, to cease to be a limited partner of the Partnership and upon the occurrence of such an event, the Partnership shall continue without dissolution.

(b) Notwithstanding any other provision of this Agreement, each Limited Partner waives any right it might have to agree in writing to dissolve the Partnership upon the Bankruptcy of such Limited Partner, or the occurrence of an event that causes the Limited Partner to cease to be a limited partner of the Partnership.

ARTICLE XI

AMENDMENTS

Section 11.1 AUTHORITY TO AMEND.

(a) In addition to any other provisions of this Agreement that expressly empower and enable the General Partner to amend this Agreement without the approval of any other Limited Partner, but in any event subject to the restrictions set forth elsewhere in this Agreement (including the restrictions set forth in Article XIV), this Agreement may be amended by the General Partner without the approval of any other Limited Partner if such amendment (i) is solely for the purpose of clarification or is of an inconsequential nature and does not change the substance hereof and the Partnership has obtained an opinion of counsel to that effect, (ii) is to add to the obligations of the General Partner or causes the General Partner to surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Investing Limited Partner, (iii) is to reflect the admission, substitution, termination or resignation of any Partner in accordance with this Agreement, (iv) is to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion ruling or regulation of a federal or state agency or contained in federal or state law, or (v) is, in the opinion of counsel for the Partnership, necessary or appropriate to satisfy requirements of the Code with respect to partnerships or REITs or of any federal or state securities laws or regulations. Except as otherwise provided in this Agreement and to the fullest extent permitted by law, any amendment made pursuant to this Section 11.1(a) may be made effective as of the date of this Agreement.

(b) Notwithstanding any contrary provision of this Agreement, any amendment to this Agreement which would reasonably be expected to (i) adversely affect the limited liability of the Investing Limited Partner, (ii) impose on the Investing Limited Partner any obligation to make additional Capital Contributions to the Partnership, (iii) change the method of allocation of profit and loss as provided in Article V or the distribution provisions of Articles VIII and X hereof (except as specifically permitted by this Agreement), (iv) seek to impose personal liability on the Investing Limited Partner, or (v) adversely affect any economic, voting, approval or other right or entitlement of the Investing Limited Partner under this Agreement, shall require the consent and approval of such Investing Limited Partner.

(c) Except as otherwise specifically provided in this Section 11.1 and the other restrictions set forth in this Agreement, amendments to this Agreement shall require the written approval of CVOP and the Investing Limited Partner.

Section 11.2 NOTICE OF AMENDMENTS. A copy of any amendment to be approved by the Limited Partners pursuant to Sections 11.1(b) or 11.1(c) shall be mailed in advance to such Limited Partners. Limited Partners shall be notified as to the substance of any amendment pursuant to Sections 11.1(a), 11.1(b) or 11.1(c), and upon request shall be furnished a copy thereof.

ARTICLE XII

[INTENTIONALLY OMITTED]

ARTICLE XIII

CONSENTS, APPROVALS, VOTING AND MEETINGS

Section 13.1 METHOD OF GIVING CONSENT OR APPROVAL. Any consent or approval required by this Agreement may be given as follows:

(a) by a written consent given by the consenting Limited Partner and received by the General Partner at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by:

(i) Notice to the General Partner of such nullification by the consenting Limited Partner prior to the doing of any act or thing, the doing of which is not subject to approval at a meeting called pursuant to Section 13.2, or

(ii) Notice to the General Partner of such nullification by the consenting Limited Partner prior to the time of any meeting called pursuant to Section 13.2 to consider the doing of such act or thing, or

(iii) The negative vote by such consenting Limited Partner at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing.

(b) by the affirmative vote by the consenting Limited Partner for the doing of the act or thing for which the consent is solicited at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing; or

(c) by the failure of the Limited Partner to respond or object to a request from the General Partner sent in accordance with the provisions of Section 15.5 for such Limited Partner’s consent within thirty (30) days from its receipt of such request.

Section 13.2 MEETINGS OF LIMITED PARTNERS. Any matter requiring the consent or vote of all or any of the Limited Partners may be considered at a meeting of the Limited Partners held not less than five (5) nor more than sixty (60) days after notice thereof shall have been given by the General Partner to all Limited Partners. Such notice (i) may be given by the General Partner, in its discretion, at any time, or (ii) shall be given by the General Partner within fifteen (15) days after receipt from Investing Limited Partner of a request for such meeting.

Section 13.3 SUBMISSIONS TO LIMITED PARTNERS. The General Partner shall give the Limited Partners notice of any proposal or other matter required by any provision of this Agreement, or by law, to be submitted for consideration and approval of the Limited Partners. Such notice shall include any information required by the relevant provision or by law.

ARTICLE XIV

SPECIAL PURPOSE PROVISIONS RELATED TO LOAN

Section 14.1 SPECIAL PURPOSE ENTITY. This Article XIV is being adopted in order to comply with certain provisions required in order to qualify the Partnership as a “special purpose” entity.

Section 14.2 SPECIAL PURPOSE PROVISIONS. Notwithstanding any other provision of this Agreement and notwithstanding any provision of law that otherwise so empowers the Partnership, the General Partner and the Limited Partners shall not, and neither shall the Partnership, for so long as the Loan is outstanding, amend, alter, change or repeal the following Articles or Sections: Section 2.1, Section 2.2, Article III, Section 4.4, Article VI, Article VIII, Article IX, Article X, Article XI, Article XIV, Section 15.1, Section 15.3; Section 15.4, Section 15.7, Section 15.11, and Article I (to the extent that the terms defined in Article I are used in any of the foregoing Sections or Articles) of this Agreement (the “Special Purpose Provisions”), or any other provision of this Agreement in a manner that is inconsistent with any of the Special Purpose Provisions, unless the Lender consents in writing and the Rating Agency Condition is satisfied. Subject to this Article XIV, the General Partner and the Limited Partners reserve the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Article XI. In the event of any conflict between any of the Special Purpose

Provisions and any other provisions of this Agreement, the Special Purpose Provisions shall control. For so long as the Loan is outstanding, Lender is and shall be an intended third-party beneficiary to the provisions of this Article XIV and any and all other “special purpose” provisions of this Agreement.

Section 14.3 MATERIAL ACTIONS. Notwithstanding any other provision of this Agreement and notwithstanding any provision of law that otherwise so empowers the Partnership, the General Partner, the Limited Partners or any other Person, so long as the Loan is outstanding, neither the General Partner, the Limited Partners nor any other Person shall be authorized or empowered on behalf of the Partnership to, nor shall they permit the Partnership to and the Partnership shall not, without the written consent of the General Partner and the Limited Partners, take any Material Action without the written consent of the Lender.

Section 14.4 SPECIAL PURPOSE COVENANTS.

(a) The Partners shall cause the Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. The General Partner and the Limited Partners also shall cause the Partnership to:

(i) maintain its own separate books and records and bank accounts separate from any other Person;

(ii) at all times hold itself out to the public as a legal entity separate from the General Partner, the Limited Partners and any other Person;

(iii) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(iv) Except as contemplated in the Basic Documents, not commingle its assets with assets of any other Person;

(v) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(vi) maintain separate financial statements showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Partnership’s assets may be included in a consolidated financial statement of its Affiliate provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Partnership from such Affiliate and to indicate that the Partnership’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on the Partnership’s own separate balance sheet;

(vii) pay its own liabilities and expenses only out of its own funds, provided, however, the foregoing shall not require any Limited Partner to make any additional capital contributions to the Partnership;

(viii) maintain an arm’s length relationship with its Affiliates, the General Partner and the Limited Partners; and except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Partnership, not enter into any transaction with an Affiliate of the Partnership except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction;

(ix) pay the salaries of its own employees, if any, provided, however, the foregoing shall not require the General Partner or the Limited Partners to make any additional capital contributions to the Partnership;

(x) not hold out its credit or assets as being available to satisfy the obligations of others;

(xi) allocate fairly and reasonably any overhead expenses for shared office space shared with an Affiliate;

(xii) use separate stationery, invoices and checks bearing its own name;

(xiii) not pledge its assets for the benefit of any other Person;

(xiv) correct any known misunderstanding regarding its separate identity; and

(xv) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities, provided, however, the foregoing shall not require the General Partner or the Limited Partners to make any additional capital contributions to the Partnership.

Failure of the Partnership, or the General Partner or the Limited Partners on behalf of the Partnership, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Partnership as a separate legal entity or the limited liability of the Limited Partners.

(b) So long as the Loan is outstanding, the General Partner and the Limited Partners shall not cause or permit the Partnership to:

(i) Except as contemplated by the Basic Documents, guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person;

(ii) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Article III, the Basic Documents or this Article XIV;

(iii) incur, create or assume any indebtedness other than the Loan and any indebtedness and liabilities within the ordinary course of its business that are related to the ownership and operation of the Property and as expressly permitted under the Basic Documents;

(iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Partnership may invest in those investments permitted under the Basic Documents and may make any advance to any entity that is not an Affiliate required or expressly permitted to be made pursuant to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

(v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Basic Documents and subject to obtaining any approvals required under this Agreement;

(vi) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other);

(vii) Except as contemplated or permitted by the Basic Documents, buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); or

(viii) own any asset or property other than the Property and incidental personal property necessary for the ownership or operation of the Property.

ARTICLE XV

MISCELLANEOUS

Section 15.1 GOVERNING LAW. The Partnership and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 15.2 AGREEMENT FOR FURTHER EXECUTION. At any time or times upon the request of the General Partner, each Limited Partner hereby agrees to sign, swear to, acknowledge and deliver all further documents and certificates required by the laws of Delaware, or any other jurisdiction in which the Partnership does, or proposes to do, business, or which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act. This Section 15.2 shall not prejudice or affect the rights of a Limited Partner to approve certain amendments to this Agreement pursuant to Sections 11.1(b) and 11.1(c).

Section 15.3 ENTIRE AGREEMENT; BINDING AGREEMENT.

(a) This Agreement and the exhibits attached hereto contain the entire understanding among the parties and supersede any prior understandings or agreements among them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

(b) Notwithstanding any other provision of this Agreement, the Partners agree that this Agreement, including, without limitation, the Special Purpose Provisions, constitute a legal, valid and binding agreement of the Partners, and is enforceable against the Partners, in accordance with its terms.

Section 15.4 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Partnership does business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 15.5 NOTICES. Notices to the Partners or to the Partnership shall be deemed to have been given when personally delivered, mailed by prepaid registered or certified mail, or sent for next day delivery via a nationally recognized overnight courier or delivery service, addressed as set forth in Exhibit A attached hereto, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

Section 15.6 TITLES AND CAPTIONS. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

Section 15.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but together shall constitute the same instrument; and signatures delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, shall be given the same legal force and effect as original signatures. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

Section 15.8 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

Section 15.9 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

Section 15.10 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition.

Section 15.11 CREDITORS. Other than as expressly set forth herein with respect to the Indemnitees and to the Lender with respect to the Special Purpose Provisions, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership. Nothing in this Agreement shall be deemed to create any right in any Person

(other than an Indemnitee) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than an Indemnitee).

Section 15.12 INTEREST CERTIFICATES. If the General Partner so elects, Interests shall be evidenced by numbered certificates in such form as shall be approved by the General Partner, signed by the General Partner. Any such Interest certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the Interests, the number of Interests, and the date of issue shall be entered on the stub of each certificate. Interest certificates exchanged or returned shall be canceled by the General Partner and returned to their original place in the Interest book.

Section 15.13 CONFIDENTIALITY.

(a) Each Partner shall hold, and shall cause and their respective employees and representatives to hold, in strict confidence, and each Partner shall not disclose, and shall prohibit their respective employees and representatives from disclosing, to any other person without the prior written consent of the other party:

(i) the terms of this Agreement;

(ii) any of the information in respect of the Property delivered to or for the benefit of the General Partner whether by its employees and representatives (the “General Partner’s Representatives”) or a Limited Partner or its respective employees and representatives (each, the “Limited Partner’s Representatives”); and

(iii) the identity of any direct or indirect owner of any beneficial interest in any Partner.

(b) Notwithstanding Section 15.13(a), the Partners may disclose such information:

(i) on a need-to-know basis to its employees, agents, consultants, members of professional firms serving it or potential lenders, investors, consultants and brokers, on a confidential basis, as customarily disclosed to such parties in connection with similar acquisitions;

(ii) as any governmental agency may require in order to comply with applicable Laws or a court order or as may be required for any disclosure or filing requirements of the Securities Acts and the rules promulgated thereunder or any authority governing disclosure filings required by applicable law; or

(iii) to the extent that such information is a matter of public record or is otherwise publicly known or available.

(c) The Investing Limited Partner hereby confirms its agreement to indemnify, defend and hold each CVOP Partner free and harmless from and against any and all problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations (including reasonable attorneys’ fees, expenses and disbursements), of any kind or nature whatsoever, arising out of the Investing Limited Partner’s breach of this Section 15.13.

(d) CVOP hereby confirms its agreement to indemnify, defend and hold the Investing Limited Partner free and harmless from and against any and all problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations (including reasonable attorneys’ fees, expenses and disbursements), of any kind or nature whatsoever, arising out of a CVOP Partner’s breach of this Section 15.13.

Section 15.14 REPRESENTATIONS AND WARRANTIES OF CVOP PARTNERS. Each CVOP Partner represents and warrants to and covenants with the Investing Limited Partner as follows:

(a) Organization. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation with all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to conduct the business of the Partnership.

(b) Enforceability. This Agreement constitutes the legal, valid and binding obligation of such Limited Partner enforceable in accordance with its terms.

(c) Consents and Authority. No consents or approvals are required from any governmental authority or other Person for such Partner to enter into this Agreement and the Partnership. All action on the part of such Partner necessary for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Partner, have been duly taken.

(d) No Conflict. The execution and delivery of this Agreement by such Partner and the consummation of the transactions contemplated hereby by such Partner do not conflict with or contravene the provisions of its organizational documents or any agreement or instrument by which it or its properties or assets are bound or any law, rule, regulation, order or decree to which it or its properties or assets are subject.

(e) Partnership. The Partnership (A) is hereby formed upon the execution of this Agreement, (B) has not engaged in any business or activity of any kind, other than to enter into a purchase agreement to acquire the Property and (C) other than the Loan, has no debts, liabilities or obligations of any kind, known or unknown, contingent or accrued, asserted or unasserted. The Partnership is a limited partnership duly formed, validly existing, and in good standing under the laws of the Delaware and has all requisite power and authority to own, operate, or lease the properties owned, operated, or leased by the Partnership and to carry on its business as it has been and is currently conducted as of the date hereof. The Partnership is qualified to do business and is in good standing in Pennsylvania. As of the date hereof, there are no existing agreements, subscriptions, warrants, calls, commitments or rights of any kind whatsoever granting to any person or entity any interests in the right to purchase or otherwise acquire any interests in the Partnership at any time or upon the happening of any stated event.

Section 15.15 INDEMNIFICATION OF INVESTING LIMITED PARTNER. CVOP hereby agrees to indemnify the Investing Limited Partner and hold the Investing Limited

Partner, its officers and directors and the Partnership and its Limited Partners and each of their respective representatives, successors and assigns harmless from and against any and all claims, demands, losses, liabilities, damages and expenses (including reasonable attorneys’ fees) arising out of or in connection with the inaccuracy of the warranties and representations made by CVOP under Section 15.14 above.

Section 15.16 NO BROKER. Each Partner represents and warrants that it has not dealt with any broker in connection with this Agreement and agrees to indemnify, defend and hold harmless each other Partner and its Affiliates from all claims or damages as a result of this representation and warranty being false. Each Partner further represents and warrants that it has not dealt with any broker with respect to the acquisition of its Interests, or the acquisition by the Partnership of the Partnership Assets, and agrees to indemnify, defend and hold harmless each other Partner and its Affiliates from all claims or damages as a result of this representation and warranty being false.

[Signatures Begin on the Next Page]

SIGNATURE PAGE TO LIMITED PARTNERSHIP AGREEMENT

OF

DC-2000 KUBACH ROAD, LP

IN WITNESS WHEREOF, the parties hereto have hereunto duly executed this Agreement as of the      day of November, 2012.

GENERAL PARTNER

DC-2000 Kubach Road, LLC, a Delaware limited liability company

By:	CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership, its member

	By:	CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation, its general partner

		By:	/s/ John E. Carter

		Name:	John E. Carter

		Title:	CEO

		Date:	November 13, 2012

SIGNATURE PAGE TO LIMITED PARTNERSHIP AGREEMENT

OF

DC-2000 KUBACH ROAD, LP

LIMITED PARTNER

CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	Carter Validus Mission Critical REIT, Inc., a Maryland corporation, its general partner

	By:	/s/ John E. Carter

	Name:	John E. Carter

	Title:	CEO

SIGNATURE PAGE TO LIMITED PARTNERSHIP AGREEMENT

OF

DC-2000 KUBACH ROAD, LP

INVESTING LIMITED PARTNER

PAL DC PHILADELPHIA LLLP, a Delaware limited liability limited partnership

By:	/s/ Alex Hurst
Name:	Alex Hurst
Title:	Managing Member

By:	PAL DC Philadelphia GP, LLLP, its general partner

	By:	PAL DC Philadelphia GP, LLC, its general partner

By:	/s/ Alex Hurst
Name:	Alex Hurst
Title:	Managing Member

Exhibit A

Capital Contributions

Limited Partners	Capital Contribution	Percentage Interest
CVOP
Carter/Validus Operating Partnership, LP
4211 West Boy Scout Blvd.
Suite 520
Tampa, Florida 336070
with a copy of notices sent to:	$19,368,270.50	56.353%
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta, GA 30326
Fax: 404-365-9532
Attn: Heath D. Linsky

Investing Limited Partner
PAL DC Philadelphia, LLLP
1111 Lincoln Road, Suite 805
Miami Beach, FL 33139
Attn: Alexander B. Hurst	$15,000,000	43.644%
with a copy of notices sent to:
Greenberg Traurig, LLP
450 South Orange Avenue
Suite 650
Orlando, FL 32801
Fax: 407-420-5909
Attn: Joel D. Maser

A-1

General Partner
DC-2000 Kubach Road, LLC
4211 West Boy Scout Blvd.
Suite 520
Tampa, Florida 336070
with a copy of notices sent to:	$1,000	0.003%
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, NE
Atlanta, GA 30326
Fax: 404-365-9532
Attn: Heath D. Linsky

B-5

EXHIBIT B

The Investing Member was furnished the following documents:

•	Internal Board Memo on the acquisition of the Property

•	Internal Financial Models related to the acquisition of the Property

•	Sources and Uses related to the acquisition of the Property

•	Carter Validus Mission Critical REIT, Inc. Overview

Furthermore, the Investing Member was given access to the Company’s SharePoint website which included due diligence documents listed on the following pages.

B-3

Vanguard Data Center

Announcements

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Shared Documents

Type	Name	Modified	Modified By
	Bldg. Plans	10/2/2012 5:00 PM	Lisa Collado
	CCR-Deed Restrictions	10/2/2012 4:51 PM	Lisa Collado
	Insurance	10/19/2012 3:33 PM	Mary Galin
	Lease	10/2/2012 4:47 PM	Lisa Collado
	Lease Correspondence	10/19/2012 3:36 PM	Mary Galin
	Maps	10/2/2012 4:54 PM	Lisa Collado
	RE Tax - KOZ	10/2/2012 4:53 PM	Lisa Collado
	RE Taxes	10/2/2012 4:53 PM	Lisa Collado
	Roof Specs	10/19/2012 3:25 PM	Mary Galin
	Survey	10/2/2012 4:59 PM	Lisa Collado
	Title Docs	10/2/2012 4:55 PM	Lisa Collado
	Zoning Report	10/19/2012 2:14 PM	Lisa Collado

Shared Documents

Type	Name	Modified	Modified By
	C-100	10/2/2012 5:00 PM	Lisa Collado
	CC-001	10/2/2012 5:00 PM	Lisa Collado
	CC-111	10/2/2012 5:00 PM	Lisa Collado
	CC-112	10/2/2012 5:00 PM	Lisa Collado
	CC-113	10/2/2012 5:00 PM	Lisa Collado
	CC-121	10/2/2012 5:00 PM	Lisa Collado
	CC-122	10/2/2012 5:00 PM	Lisa Collado
	CC-601	10/2/2012 5:00 PM	Lisa Collado
	CC-602	10/2/2012 5:00 PM	Lisa Collado
	CC-710	10/2/2012 5:01 PM	Lisa Collado
	CC-720	10/2/2012 5:01 PM	Lisa Collado
	CC-801	10/2/2012 5:01 PM	Lisa Collado
	CC-802	10/2/2012 5:01 PM	Lisa Collado
	CC-803	10/2/2012 5:01 PM	Lisa Collado
	Cover	10/2/2012 5:01 PM	Lisa Collado
	Office_-_1st_Floor[1]	10/2/2012 5:01 PM	Lisa Collado
	Office_-_2nd_Floor[1]	10/2/2012 5:01 PM	Lisa Collado
	Thumbs	10/19/2012 3:24 PM	Mary Galin

B-3

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Shared Documents

Type

Name Bldg. Plans CCR-Deed Restrictions Insurance Lease Lease Correspondence Maps RE Tax - KOZ RE Taxes Roof Specs Survey Title Docs Zoning Report

Modified 10/2/2012 5:00 PM 10/2/2012 4:51 PM 10/19/2012 3:33 PM 10/2/2012 4:47 PM 10/19/2012 3:36 PM 10/2/2012 4:54 PM 10/2/2012 4:53 PM 10/2/2012 4:53 PM 10/19/2012 3:25 PM 10/2/2012 4:59 PM 10/2/2012 4:55 PM 10/19/2012 2:14 PM

Modified By Lisa Collado Lisa Collado Mary Galin Lisa Collado Mary Galin Lisa Collado Lisa Collado Lisa Collado Mary Galin Lisa Collado Lisa Collado Lisa Collado

Shared Documents

Type

Name C-100 CC-001 CC-111 CC-112 CC-113 CC-121 CC-122 CC-601 CC-602 CC-710 CC-720 CC-801 CC-802 CC-803 Cover Office_-_1st_Floor[1] Office_-_2nd_Floor[l] Thumbs

Modified 10/2/2012 5:00 PM 10/2/2012 5:00 PM 10/2/2012 5:00 PM 10/2/2012 5:00 PM 10/2/2012 5:00 PM 10/2/2012 5:00 PM 10/2/2012 5:00 PM 10/2/2012 5:00 PM 10/2/2012 5:00 PM 10/2/2012 5:01 PM 10/2/2012 5:01 PM 10/2/2012 5:01 PM 10/2/2012 5:01 PM 10/2/2012 5:01 PM 10/2/2012 5:01 PM 10/2/2012 5:01 PM 10/2/2012 5:01 PM 10/19/2012 3:24 PM

Modified By Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado Mary Galin

B-3

Shared Documents

Type	Name	Modified	Modified By
	Philly_CCRs	10/2/2012 4:51 PM	Lisa Collado

Shared Documents

Type	Name	Modified	Modified By
	The Vanguard Group, Inc._Carter Validus_liab	11/5/2012 5:03 PM	Mary Galin
	The Vanguard Group, Inc._Carter Validus_Poll_	11/5/2012 5:03 PM	Mary Galin
	The Vanguard Group, Inc._Carter Validus_Poll_.pdf	11/2/2012 10:11 AM	Mary Galin
	The Vanguard Group, Inc._Carter Validus_Prop.pdf	11/2/2012 10:10 AM	Mary Galin
	The Vanguard Group, Inc._German American Capital Corporation_ECPI	11/5/2012 5:04 PM	Mary Galin
	The Vanguard Group, Inc._German American Capital Corporation_liab	11/5/2012 5:04 PM	Mary Galin
	Vanguard COI	11/5/2012 5:04 PM	Mary Galin

Shared Documents

Type	Name	Modified	Modified By
	2000_Kubach_Sublease_Agreement_5-28-2003	10/19/2012 3:49 PM	Mary Galin
	CREFM_PA_Nortech_2000_Kubach_Road_Amended_and_Rest	10/19/2012 3:50 PM	Mary Galin
	Fully Executed 1st Amendment - 2000 Kubach	10/2/2012 4:47 PM	Lisa Collado
	Fully Executed 2nd Amendment - 2000 Kubach Road Philadelphia	10/2/2012 4:47 PM	Lisa Collado
	Lease Assignment Notice	10/2/2012 4:47 PM	Lisa Collado
	Parties To The Lease	10/2/2012 4:47 PM	Lisa Collado
	Vanguard_Lease	10/2/2012 4:51 PM	Lisa Collado

Shared Documents

Type	Name	Modified	Modified By
	Tenant_Correspondence-from_Vanguard 10-16-12	10/19/2012 3:38 PM	Mary Galin

Shared Documents

Type	Name	Modified	Modified By
	koz	10/2/2012 4:53 PM	Lisa Collado
	KOZ_2012	10/2/2012 4:53 PM	Lisa Collado
	KOZ_expiration	10/2/2012 4:53 PM	Lisa Collado
	KOZ_Philly	10/2/2012 4:53 PM	Lisa Collado

Shared Documents

Type	Name	Modified	Modified By
	276392_1 Mile Street	10/2/2012 4:54 PM	Lisa Collado
	276392_3 Mile Street	10/2/2012 4:54 PM	Lisa Collado
	276392_Close Up	10/2/2012 4:55 PM	Lisa Collado
	276392_Half Mi Aerial	10/2/2012 4:55 PM	Lisa Collado
	276392_Regional	10/2/2012 4:55 PM	Lisa Collado

Shared Documents

Type	Name	Modified	Modified By
	2000 Kubach RE Taxes	10/2/2012 4:53 PM	Lisa Collado
	2000_Kubach_Road_property_taxes	10/2/2012 4:53 PM	Lisa Collado
	Thumbs	10/2/2012 4:53 PM	Lisa Collado

Shared Documents

Type	Name	Modified	Modified By
	900000_BID_SET_24_x_36_CAT_3_ROOF_DWGS_VANGUARD_NO	10/19/2012 3:25 PM	Mary Galin
	A-1_900000_24_x_36_CAT_3_ROOF_PLAN_NORTECH_VANGAUR	10/19/2012 3:25 PM	Mary Galin
	Consultant_Report	10/19/2012 3:25 PM	Mary Galin
	Nortech_Roof	10/19/2012 3:25 PM	Mary Galin
	Thumbs	10/19/2012 3:30 PM	Mary Galin
	VANGUARD_NORTECH_GRANULAR_CAP_2_PLY_FELT_COLD_APPL	10/19/2012 3:25 PM	Mary Galin
	VANGUARD_NORTECH_IRMA_HOT_MELT_MEMBRANE_EXTRUDE_FI	10/19/2012 3:25 PM	Mary Galin

B-5

Shared Documents

Type

Name Philly_CCRs

Modified 10/2/2012 4:51 PM

Modified By Lisa Collado

Shared Documents

Type

Name The Vanguard Group, Inc._Carter Validus_liab

The Vanguard Group, Inc._Carter Validus_Poll_

The Vanguard Group, Inc._Carter Validus_Poll_.pdf

The Vanguard Group, Inc._Carter Validus_Prop.pdf

The Vanguard Group, Inc._German American Capital Corporation_ECPI

The Vanguard Group, Inc._German American Capital Corporation_liab

Vanguard COI

Modified 11/5/2012 5:03 PM 11/5/2012 5:03 PM 11/2/2012 10:11 AM 11/2/2012 10:10 AM 11/5/2012 5:04 PM 11/5/2012 5:04 PM 11/5/2012 5:04 PM

Modified By Mary Galin Mary Galin Mary Galin Mary Galin Mary Galin Mary Galin Mary Galin

Shared Documents

Type

Name

2000_Kubach_Sublease_Agreement_5-28-2003

CREFM_PA_Nortech_2000_Kubach_Road_Amended_and_Rest

Fully Executed 1st Amendment - 2000 Kubach

Fully Executed 2nd Amendment - 2000 Kubach Road Philadelphia

Lease Assignment Notice

Parties To The Lease

Vanguard_Lease

Modified 10/19/2012 3:49 PM 10/19/2012 3:50 PM 10/2/2012 4:47 PM 10/2/2012 4:47 PM 10/2/2012 4:47 PM 10/2/2012 4:47 PM 10/2/2012 4:51 PM

Modified By Mary Galin Mary Galin Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado

Shared Documents

Type

Name Tenant_Correspondence-from_Vanguard 10-16-12

Modified 10/19/2012 3:38 PM

Modified By Mary Galin

Shared Documents

Type

Name koz KOZ_2012 KOZ_expiration KOZ_Philly

Modified 10/2/2012 4:53 PM 10/2/2012 4:53 PM 10/2/2012 4:53 PM 10/2/2012 4:53 PM

Modified By Lisa Collado Lisa Collado Lisa Collado Lisa Collado

Shared Documents

Type

Name 276392_1 Mile Street 276392_3 Mile Street 276392_Close Up 276392_Half Mi Aerial 276392_Regional

Modified 10/2/2012 4:54 PM 10/2/2012 4:54 PM 10/2/2012 4:55 PM 10/2/2012 4:55 PM 10/2/2012 4:55 PM

Modified By Lisa Collado Lisa Collado Lisa Collado Lisa Collado Lisa Collado

Shared Documents

Type

Name 2000 Kubach RE Taxes 2000_Kubach_Road_property_taxes Thumbs

Modified 10/2/2012 4:53 PM 10/2/2012 4:53 PM 10/2/2012 4:53 PM

Modified By Lisa Collado Lisa Collado Lisa Collado

Shared Documents

Type

Name 900000_BID_SET_24_x_36_CAT_3_ROOF_DWG5_VANGUARD_NO

A-1_900000_24_x_36_CAT_3_ROOF_PLAN_NORTECH_VANGAUR

Consultant_Report

Nortech_Roof

Thumbs

VANGUARD_NORTECH_GRANULAR_CAP_2_PLY_FELT_COLD_APPL VANGUARD_NORTECH_IRMA_HOT_MELT_MEMBRANE_EXTRUDE_FI

Modified 10/19/2012 3:25 PM 10/19/2012 3:25 PM 10/19/2012 3:25 PM 10/19/2012 3:25 PM 10/19/2012 3:30 PM 10/19/2012 3:25 PM 10/19/2012 3:25 PM

Modified By Mary Galin Mary Galin Mary Galin Mary Galin Mary Galin Mary Galin Mary Galin

B-5

Shared Documents

Type	Name	Modified	Modified By
	Vanguard Survey Signed 10-31-12	11/2/2012 9:29 AM	Mary Galin
	Vanguard Survey 8-29-12	10/2/2012 5:00 PM	Lisa Collado

Shared Documents

Type	Name	Modified	Modified By
	Title Summary	10/2/2012 4:56 PM	Lisa Collado
	Title With Exhibits	10/2/2012 4:59 PM	Lisa Collado
	Title_Documents	10/19/2012 3:33 PM	Mary Galin

Shared Documents

Type	Name	Modified	Modified By
	PZR-Vanguard-Draft	10/19/2012 2:19 PM	Lisa Collado
	PZR-Vanguard-Final-10-15-12	11/5/2012 5:03 PM	Mary Galin

B-5

Shared Documents

Type

Name Vanguard Survey Signed 10-31-12 Vanguard Survey 8-29-12

Modified 11/2/2012 9:29 AM 10/2/2012 5:00 PM

Modified By Mary Galin Lisa Collado

Shared Documents

Type

Name Title Summary Title With Exhibits Title_Documents

Modified 10/2/2012 4:56 PM 10/2/2012 4:59 PM 10/19/2012 3:33 PM

Modified By Lisa Collado Lisa Collado Mary Galin

Shared Documents

Type

Name PZR-Vanguard-Draft PZR-Vanguard-Final-10-15-12

Modified 10/19/2012 2:19 PM 11/5/2012 5:03 PM

Modified By Lisa Collado Mary Galin

B-5

SCHEDULE 6.2(b)(vi)

APPROVED AFFILIATE COMPENSATION

Carter Validus Advisors	Acquisition Fee (1)
Carter Validus Advisors	Asset Managmenet Fee (1)
Carter Validus Real Estate Management Services, LLC	Property Management Fee (2)

(1)	Fees and expenses pursuant to an Advisory Agreement dated November 26, 2010 as amended on March 29, 2011, as further amended on October 4, 2012, between Carter Validus Mission Critical REIT, Inc., CVOP and Carter Validus Advisors, LLC.
(2)	Fees and expenses pursuant to a Property Management Agreement dated November [ ], 2012 between the Company and Carter Validus Real Estate Management Services, LLC.